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                                                                   EXHIBIT 10.20





                              MANNKIND CORPORATION

                             2001 STOCK AWARDS PLAN

            SECTION 1. PURPOSE OF PLAN

            The purpose of this 2001 Stock Awards Plan ("Plan") of MannKind Corporation, a Delaware corporation (the "Company"), is to enable the Company and its affiliates to attract, retain and motivate their directors, employees and consultants by providing for or increasing the proprietary interests of such persons in the Company.

            SECTION 2. PERSONS ELIGIBLE UNDER PLAN

            Any person who is a director, employee or consultant of the Company or any of its affiliates (a "Grantee") shall be eligible to be considered for the grant of Awards (as hereinafter defined) hereunder; provided, however, that only those Grantees who are employees of the Company or any of its subsidiaries shall be eligible to be considered for the grant of Incentive Stock Options (as hereinafter defined) hereunder. "Affiliate" shall have the same meaning for purposes of this Plan as in Section 260.140.41 of Title 10 of the California Administrative Code but, for purposes of stock options intended to be incentive stock options granted under this Plan, "affiliate" shall include only parents and subsidiaries of the Company within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

            SECTION 3. AWARDS

            (a) The Board of Directors of the Company (the "Board") or the Committee (as hereinafter defined), on behalf of the Company, is authorized under this Plan to enter into any type of arrangement with a Grantee that is not inconsistent with the provisions of this Plan and that, by its terms, involves or might involve the issuance of (i) shares of Common Stock, par value $.01 per share, of the Company (the "Common Shares") or (ii) a Derivative Security (as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as such Rule may be amended from time to time) with an exercise or conversion privilege at a price related to the Common Shares or with a value derived from the value of the Common Shares. The entering into of any such arrangement is referred to herein as the "grant" of an "Award."

            (b) Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

            (c) Common Shares may be issued pursuant to an Award for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the recipient of such Award.

            (d) Awards in the form of options shall provide for an exercise price which is not less than 85% of the fair value of the stock at the time the option is granted, except that the price shall be 110% of the fair value in the case of any person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company. For purposes of this Paragraph (d) the fair value of stock issuable upon exercise of an option shall be determined by the Board of Directors of the Company or Committee taking into account the following:

            (i) If stock of the same class is publicly traded in an active market of substantial depth, the recent market price of such securities.

            (ii) If stock of the same class has not been so publicly traded, the price at which securities of reasonably comparable corporations (if any) in the same industry are being traded, subject to appropriate adjustment for the dissimilarities between the corporations being compared.

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            (iii) In the absence of any reliable indicator under subparagraph
      (i) or (ii) above, the earnings history, book value and prospects of the Company in the light of market conditions generally.

            (e) The exercise period for awards granted in the form of options shall be not more than 120 months from the date the option is granted.

            (f) Awards granted in the form of options shall provide that neither the option nor any interest therein may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution.

            (g) Awards granted in the form of options shall be exercisable at the rate of at least 20% per year over five years from the date the option is granted subject to the conditions in (4) below. However, in the case of an option granted to officers, directors or consultants of the Company or any of its affiliates, the option may become fully exercisable subject to reasonable conditions such as continued employment, at any time or during any period established by the Company.

            (h) Unless employment is terminated for cause as defined by applicable law, awards granted in the form of options shall provide that the holder of the option shall have the right to exercise in the event of termination of employment to the extent that the holder is entitled to exercise on the date employment terminates as follows:

            (i) At least six months from the date of termination if termination was caused by death or disability.

            (ii) At least 30 days from the date of termination if termination was caused other than by death or disability.

            (i) No Awards shall be granted pursuant to this Plan if, after the granting of the Award, the number of Common Shares subject to such Award and all other Awards then outstanding under this Plan and all other stock option, stock bonus, stock purchase and other similar plans for employees, directors and/or consultants exceeds 30% of the then outstanding shares of Common Stock of all classes (determined by treating all shares of convertible preferred or convertible senior common stock as if they had been converted but not taking into account any shares subject to promotional waivers under Section 260.141 of Title 10 of the California Administrative Code), all as determined pursuant to
Section 260.140.45 of Title 10 of the California Administrative Code..

            (j) Subject to the other specific provisions of this Plan, the Board or the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, among other things:

            (i) a provision permitting the recipient of such Award, including any recipient who is a director or officer of the Company, to pay the purchase price of the Common Shares or other property issuable pursuant to such Award, or such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by any one or more of the following:

                  (A) the delivery of previously owned shares of capital stock of the Company (including "pyramiding") or other property,

                  (B) a reduction in the amount of Common Shares or other property otherwise issuable pursuant to such Award, or

                  (C) the delivery of a promissory note, the terms and conditions of which shall be determined by the Committee; or

            (ii) a provision required in order for such Award to qualify as an incentive stock option under Section 422 of the Internal Revenue Code (an "Incentive Stock Option").

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            SECTION 4. STOCK SUBJECT TO PLAN

            (a) The aggregate number of Common Shares that may be issued pursuant to all Incentive Stock Options granted under this Plan shall not exceed 5,000,000. Such maximum number does not include the number of Common Shares subject to the unexercised portion of any Incentive Stock Option granted under this Plan that expires or is terminated. Such maximum number of Common Shares is subject to adjustment as provided in Section 7 hereof (and is referred to herein as the "Share Limitation").

            (b) At any time, the aggregate number of Common Shares issued and issuable pursuant to all Awards (including all Incentive Stock Options) granted under this Plan shall not exceed the Share Limitation, subject to adjustment as provided in Section 7 hereof.

            (c) For purposes of Section 4(b) hereof, the aggregate number of Common Shares issued and issuable pursuant to Awards granted under this Plan shall at any time be deemed to be equal to the sum of the following:

            (i) the number of Common Shares which were issued prior to such time pursuant to Awards granted under this Plan excluding (except for purposes of computing the Share Limitation applicable to Incentive Stock Options granted under this Plan) shares which were reacquired by the Company pursuant to provisions in the Awards with respect to which those shares were issued giving the Company the right or obligation to reacquire such shares upon the occurrence of certain events; plus

            (ii) the number of Common Shares which are or may be issuable at or after such time pursuant to outstanding Awards granted under this Plan prior to such time.

            (d) The maximum number of shares as to which Awards under this Plan can be made to any employee in any calendar year under this Plan is 1,000,000.

            SECTION 5. DURATION OF PLAN

            No Awards shall be granted under this Plan after October 7, 2011. Although Common Shares may be issued after October 7, 2011 pursuant to Awards granted prior to such date, no Common Shares shall be issued under this Plan after October 7, 2021.

            SECTION 6. ADMINISTRATION OF PLAN

            (a) This Plan shall be administered by the Board or a committee thereof (the "Committee") consisting of two or more directors.

            (b) Subject to the provisions of this Plan, the Board or the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

            (i) adopt, amend and rescind rules and regulations relating to this Plan;

            (ii) determine which persons meet the requirements of Section 2 hereof for eligibility under this Plan and to which of such eligible persons, if any, Awards shall be granted hereunder;

            (iii) grant Awards to eligible persons and determine the terms and conditions thereof, including the number of Common Shares issuable pursuant thereto;

            (iv) determine whether, and the extent to which adjustments are required pursuant to Section 7 hereof; and

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            (v) interpret and construe this Plan and the terms and conditions of any Award granted hereunder.

            SECTION 7. ADJUSTMENTS

            If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into a different number or kind of shares or securities of the Company as a result of a reorganization, merger, consolidation, recapitalization, restructuring, combination, reclassification, stock dividend, stock split, reverse stock split or the like, then, unless the terms of such transaction or document evidencing an Award shall provide otherwise, the Committee may make appropriate and proportionate adjustments in (a) the number and type of shares or other securities of the Company that may be acquired pursuant to Incentive Stock Options and other Awards theretofore granted under this Plan and (b) the maximum number and type of shares or other securities of the Company that may be issued pursuant to Incentive Stock Options and other Awards thereafter granted under this Plan in the aggregate and/or to any employee in any calendar year..

            SECTION 8. AMENDMENT AND TERMINATION OF PLAN

            The Board may amend or terminate this Plan at any time and in any manner; provided, however, that (a) no such amendment or termination shall deprive the recipient of any Award theretofore granted under this Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto; and (b) no such amendment shall increase the aggregate number of Common Shares that may be issued pursuant to all Incentive Stock Options granted under this Plan (except pursuant to Section 7 hereof) or change, alter or modify the employees or class of employees eligible to receive Incentive Stock Options under the Plan without the approval of the stockholders of the Company, which approval must be obtained within 12 months after the adoption of such amendment by the Board.

            SECTION 9. EFFECTIVE DATE OF PLAN

            This Plan shall be effective as of October 8, 2001, the date upon which it was approved by the Board and the holders of a majority of Common Stock of the Company; provided, however, that no Common Shares may be issued under this Plan until it has been approved by a majority vote of the holders of the outstanding shares of Common Stock of the Company at a meeting duly held or by written consent in accordance with the laws of the State of Delaware. If an Award granted under this Plan takes the form of an option and it is exercised before stockholder approval is obtained or if stockholder approval is not obtained within 12 months before or after the date set forth above upon which this Plan was approved by the Board, then the exercise shall be rescinded. No shares subject to any such option shall be counted in determining whether such stockholder approval is obtained.

            SECTION 10. STOCK EXCHANGE REQUIREMENTS; APPLICABLE LAWS

            Notwithstanding anything to the contrary in this Plan, no Common Shares purchased upon exercise of an Award, and no certificate representing all or any part of such shares, shall be issued or delivered if (a) such shares have not been admitted to listing upon official notice of issuance on each stock exchange upon which shares of that class are then listed, (b) such shares have not been listed on any automated quotation system (including the Nasdaq National Market and the Nasdaq Small Cap Market) on which shares of that class are then quoted or (c) in the opinion of counsel to the Company, such issuance or delivery would cause the Company to be in violation of or to incur liability under any Federal, state or other securities law, or any requirement of any listing agreement to which the Company is a party, or any other requirement of law or of any administrative or regulatory body having jurisdiction over the Company.

            SECTION 11. INFORMATION TO GRANTEES

            The Company will provide to all Grantees of Awards under this Plan consolidated financial statements of the Company at least annually on or before 120 days after the end of each fiscal year of the Company.

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Such financial statements shall consist of a balance sheet, income statement and statement of cash flows and shall be audited if the Company is then employing independent certified public accountants to audit its financial statements.

            SECTION 12. COMPLIANCE WITH EXEMPTION REQUIREMENTS

            This Plan is intended to comply with the requirements of Section 25102(o) of the California Corporate Securities Law and the regulations of the California Department of Corporations referred to therein. This Plan shall be interpreted in such a manner as to comply with these requirements. In the event this Plan omits any provision required to be included herein by those requirements, that provision is incorporated by reference herein. In the event any provision of this Plan is inconsistent with any of such requirements, that provision shall be deemed deleted from this Plan and any required provision shall be deemed added to this Plan.

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